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                                                                     EXHIBIT 4.1

                               THIRD AMENDMENT TO
                                RIGHTS AGREEMENT

      This THIRD AMENDMENT TO RIGHTS AGREEMENT is entered into as of October __, 2004 by and between CardioGenesis Corporation, a California corporation formerly known as Eclipse Surgical Technologies, Inc. (the "Company"), and Equiserve Trust Company N.A., a national banking association (the "Rights Agent").

                                    RECITALS

      A. The Company and the Rights Agent are parties to that certain Rights Agreement, dated August 17, 2001 and amended as of January 17, 2002 (the "Rights Agreement");

      B. With the authorization and at the direction of its Board of Directors, the Company wishes to amend the Rights Agreement in the following certain respects.

                                    AGREEMENT

      Effective as of the date hereof, the Company and the Rights Agent agree as follows:

      1. The following shall be added at the end the definition of "Acquiring Person" contained in the Rights Agreement, amending such definition as follows:

      "The foregoing shall not apply to Laurus Master Funds, Ltd., with which the Company entered into that certain Securities Purchase Agreement, dated as of October __, 2004 (the "Purchase Agreement")) solely by reason of the acquisition of Beneficial Ownership of Voting Shares pursuant to the transactions contemplated by the Purchase Agreement. For purposes of calculating the Beneficial Ownership of any such original Purchaser, neither the Common Shares issuable upon conversion of the Note (as defined in the Purchase Agreement), nor the Warrant Shares issuable pursuant to the Warrant (each as defined in the Purchase Agreement) shall be deemed to be outstanding and Beneficially Owned unless and until (i) such Warrant is exercised and the Warrant Shares issued pursuant thereto, or (ii) portions of such Note are converted and Common Shares issued pursuant thereto, as the case may be."

      2. Except as set forth in paragraph 1 above, the Rights Agreement shall remain unchanged and in full force and effect.

                            [Signature Page Follows]

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      IN WITNESS HEREOF, the parties hereto have caused this Second Amendment to
Rights Agreement to be duly executed as of the day and year first written above.

EQUISERVE TRUST COMPANY, N.A.,          CARDIOGENESIS CORPORATION
as Rights Agent

By: /s/ Tyler Haynes                          By: /s/Christine G. Ocampo
    -----------------------------                  --------------------------
Name: Tyler Haynes                            Name: Christine G. Ocampo
      ---------------------------                  --------------------------
Title: Managing Director                      Title: Vice President and Chief
                                                      Financial Officer


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